UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2004

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Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

0-22639 (Commission File Number)	04-3370491 (IRS Employee Identification No.)
10375 Park Meadows Drive, Suite 560, Littleton, CO (Address of principal executive offices)	80124 (Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

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(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

        On March 5, 2004, Champps Entertainment, Inc. issued a news release announcing that it will present at the fifth annual B. Riley & Co Investor Conference. The news release is presented below:

CHAMPPS ENTERTAINMENT, INC. TO PRESENT AT THE
B. RILEY & CO INVESTOR CONFERENCE

        LITTLETON, COLO, March 5, 2004– Champps Entertainment, Inc. (Nasdaq: CMPP) owner and operator of Champps Restaurants nationwide, today announced that it will present at the fifth annual B. Riley & Co Investor Conference. The Conference will take place at The Venetian Hotel, 3355 Las Vegas Boulevard South, Las Vegas, Nevada.

        The Champps investor presentation will be webcast live at 9:40 a.m. PST on Wednesday, March 17, 2004, at http://www.wallstreetwebcasting.com/webcast/brileyco/cmpp or please visit the Champps website at www.champps.com.

        If unable to view at the time of the presentation, the archived webcast can be accessed until May 17, 2004, by visiting http://www.wallstreetwebcasting.com/webcast/brileyco/cmpp.

        Littleton, Colo.-based Champps Entertainment, Inc. currently owns and operates 47 and franchises 12 Champps Americana restaurants in 21 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps presents an exciting environment through the use of videos, music, sports and promotions.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc. (Registrant)
Date: March 10, 2004	/s/ FREDERICK J. DREIBHOLZ Name: Frederick J. Dreibholz Its: Chief Financial Officer